99.1

Werner Enterprises Reports Fourth Quarter and Annual 2025 Results

Fourth Quarter 2025 Highlights (all metrics compared to fourth quarter 2024)

•Total revenues of $737.6 million, decreased $17.0 million, or 2%
•Operating loss was $35.8 million compared to $13.4 million operating income in the prior year; non-GAAP adjusted operating income of $11.3 million, down $0.9 million, or 8%
•Operating margin of (4.9)%, decreased 670 basis points from 1.8%; non-GAAP adjusted operating margin of 1.5%, decreased 10 basis points from 1.6%
•Diluted loss per share was $0.46 compared to diluted earnings per share of $0.19 in the prior year; non-GAAP adjusted diluted earnings per share was $0.05, down 29%

2025 Highlights (all metrics compared to 2024)

•Total revenues of $2.97 billion, decreased $55.9 million, or 2%
•Operating income of $11.7 million, down $54.5 million, or 82%; non-GAAP adjusted operating income of $37.0 million, down $36.7 million, or 50%
•Operating margin of 0.4%, decreased 180 basis points from 2.2%; non-GAAP adjusted operating margin of 1.2%, decreased 120 basis points from 2.4%
•Diluted loss per share was $0.24 compared to diluted earnings per share of $0.55 in the prior year; non-GAAP adjusted diluted loss per share was $0.02 compared to non-GAAP adjusted diluted earnings per share of $0.53 in the prior year

OMAHA, Neb., February 5, 2026 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the fourth quarter and year ended December 31, 2025.

"Fourth quarter results reflect both the challenges and progress made during a difficult operating year. Dedicated revenue continued to grow, supported by increased fleet size and customer retention, and the recently announced acquisition of FirstFleet positions Werner for further sustainable, profitable growth," said Derek Leathers, Chairman and CEO. "One-Way Truckload miles per truck improved, though the fleet size was reduced as part of a strategic realignment toward specialized, higher-margin services. Logistics results were mixed, with strength in Intermodal and Final Mile offset by margin compression in Truckload Brokerage due to rising purchased transportation costs. Despite ongoing pressure across the freight market, Werner maintained strong operating cash flow and disciplined capital deployment."

Total revenues for the quarter were $737.6 million, a decrease of $17.0 million compared to the prior year, due to a $14.7 million, or 3% decrease in Truckload Transportation Services (“TTS”) revenues and a decline in Werner Logistics revenues of $5.6 million, or 3%.

Werner Enterprises, Inc. - Release of February 5, 2026

Operating income decreased $49.2 million, or 368%, to a loss of $35.8 million while operating margin of (4.9)% declined 670 basis points from 1.8%. On a non-GAAP basis, adjusted operating income of $11.3 million decreased $0.9 million, or 8%. Adjusted operating margin of 1.5% declined 10 basis points from 1.6%.

TTS had an operating loss of $32.9 million compared to $11.7 million operating income in the prior year, and TTS had non-GAAP adjusted operating income of $12.7 million, a decrease of $1.9 million. Werner Logistics had operating loss of $0.2 million compared to $1.2 million operating income in the prior year, and Werner Logistics had non-GAAP adjusted operating income of $1.0 million, a decrease of $1.4 million. Corporate and Other (including driving schools) had an operating loss of $2.7 million compared to $0.4 million operating income in the prior year which had a $5.1 million gain on the sale of real estate.

Net interest expense of $8.9 million decreased $0.6 million primarily due to a decrease in average interest rates, partially offset by an increase in average debt outstanding. The effective income tax rate during the quarter increased to 20.8%, compared to 7.3% in fourth quarter 2024 driven by certain discrete return-to-provision adjustments in the prior year.

Net gains on our strategic investments were $32 thousand compared to net gains of $8.7 million, or $0.10 per share, in the prior year. Consistent with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income (loss) and non-GAAP adjusted earnings (loss) per share.

Net loss attributable to Werner was $27.8 million compared to $11.9 million net income attributable to Werner in the prior year. On a non-GAAP basis, adjusted net income attributable to Werner was $3.3 million compared to $4.7 million in the prior year. Diluted loss per share was $0.46 compared to diluted earnings per share of $0.19 in the prior year. On a non-GAAP basis, adjusted diluted earnings per share was $0.05 compared to $0.08 in the prior year.

Key Consolidated Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands, except per share amounts)	2025	2024	Y/Y Change	2025	2024	Y/Y Change
Total revenues	$737,635	$754,679	(2)%	$2,974,396	$3,030,258	(2)%
Truckload Transportation Services revenues	$512,636	$527,295	(3)%	$2,051,944	$2,138,293	(4)%
Werner Logistics revenues	$207,543	$213,169	(3)%	$856,863	$831,337	3%
Operating income (loss)	$(35,811)	$13,354	(368)%	$11,657	$66,148	(82)%
Operating margin	(4.9)%	1.8%	(670) bps	0.4%	2.2%	(180) bps
Net income (loss) attributable to Werner	$(27,788)	$11,891	(334)%	$(14,399)	$34,233	(142)%
Diluted earnings (loss) per share	$(0.46)	$0.19	(342)%	$(0.24)	$0.55	(143)%
Adjusted operating income (1)	$11,319	$12,247	(8)%	$36,981	$73,713	(50)%
Adjusted operating margin (1)	1.5%	1.6%	(10) bps	1.2%	2.4%	(120) bps
Adjusted net income (loss) attributable to Werner (1)	$3,264	$4,747	(31)%	$(1,031)	$33,080	(103)%
Adjusted diluted earnings (loss) per share (1)	$0.05	$0.08	(29)%	$(0.02)	$0.53	(103)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Noteworthy Developments
In fourth quarter 2025, we began a strategic restructuring of our One-Way Truckload business, a decisive action designed to significantly enhance long-term profitability and fleet utilization by maximizing production and mitigating unprofitable freight. Key steps in this initiative included exiting selective unprofitable regional and short-haul truckload freight, further integrating our one-way acquisition operations, and a further shift in the One-Way fleet composition toward more specialized, Expedited, and team capacity. This repositioning is focused on moving away from underperforming business. The

Werner Enterprises, Inc. - Release of February 5, 2026

restructuring resulted in a total charge of $44.2 million in the fourth quarter. It is important to note that a significant portion of this is non-cash, totaling $42.7 million, which includes the impairment of $21.7 million of intangible assets and $21.0 million of revenue equipment. This non-cash charge reflects the necessary steps to rationalize our assets and business model for future margin expansion.

Truckload Transportation Services (TTS) Segment

•Revenues of $512.6 million decreased $14.7 million; trucking revenues, net of fuel surcharge, decreased 2% year over year
•Operating loss of $32.9 million compared to $11.7 million operating income in the prior year; non-GAAP adjusted operating income of $12.7 million decreased $1.9 million due to a One-Way smaller fleet and margin degradation, where as Dedicated operating income and margin improved year-over-year
•Operating margin of (6.4)% decreased 860 basis points from 2.2%; non-GAAP adjusted operating margin, net of fuel surcharge, of 2.8% decreased 30 basis points from 3.1%, driven by One-Way margin decline, partially offset with Dedicated margin improvement
•Average segment trucks in service totaled 7,340, a decrease of 155 trucks year over year, or 2.1%, while segment trucks at quarter end decreased 350 trucks
•Dedicated unit trucks at quarter end totaled 4,850, or 68% of the total TTS segment fleet, compared to 4,840 trucks, or 65%, a year ago
•Average revenues per truck per week, net of fuel surcharge decreased 0.4% for TTS

During fourth quarter 2025, Dedicated experienced a net increase in average trucks in service, up 118 trucks, or 2.4% year over year, and up 89 trucks sequentially. Dedicated quarter-end fleet size was up 0.2% year over year. Dedicated average revenues per truck per week, net of fuel surcharge, decreased 1.1%. One-Way revenues per total mile, net of fuel surcharge, decreased 0.1% year over year.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2025	2024	Y/Y Change	2025	2024	Y/Y Change
Trucking revenues, net of fuel surcharge	$447,467	$458,698	(2)%	$1,783,403	$1,836,581	(3)%
Trucking fuel surcharge revenues	57,396	57,565	0%	229,894	263,263	(13)%
Non-trucking and other revenues	7,773	11,032	(30)%	38,647	38,449	1%
Total revenues	$512,636	$527,295	(3)%	$2,051,944	$2,138,293	(4)%
Operating income (loss)	$(32,915)	$11,721	(381)%	$16,426	$75,166	(78)%
Operating margin	(6.4)%	2.2%	(860) bps	0.8%	3.5%	(270) bps
Operating ratio	106.4%	97.8%	860 bps	99.2%	96.5%	270 bps
Adjusted operating income (1)	$12,679	$14,601	(13)%	$36,368	$85,102	(57)%
Adjusted operating margin (1)	2.5%	2.8%	(30) bps	1.8%	4.0%	(220) bps
Adjusted operating margin, net of fuel surcharge (1)	2.8%	3.1%	(30) bps	2.0%	4.5%	(250) bps
Adjusted operating ratio (1)	97.5%	97.2%	30 bps	98.2%	96.0%	220 bps
Adjusted operating ratio, net of fuel surcharge (1)	97.2%	96.9%	30 bps	98.0%	95.5%	250 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $207.5 million decreased $5.6 million, or 3%
•Operating loss of $0.2 million compared to $1.2 million operating income in the prior year; non-GAAP adjusted operating income of $1.0 million decreased $1.4 million, or 60%
•Operating margin of (0.1)% decreased 70 basis points from 0.6%; non-GAAP adjusted operating margin of 0.5% decreased 60 basis points from 1.1%

Werner Enterprises, Inc. - Release of February 5, 2026

Truckload Logistics revenues (72% of Werner Logistics revenues) decreased $13.1 million, or 8%, driven by an decrease in shipments of 9%. Revenue from our PowerLink offering was down 4% while traditional brokerage had a 10% revenue decline. Lower volume drove the majority of the revenue decrease.

Intermodal revenues (16% of Werner Logistics revenues) increased $6.5 million, or 24%, due to 22% more shipments, and relatively stable revenue per shipment.

Final Mile revenues (12% of Werner Logistics revenues) increased $0.9 million, or 4%, and increased 5% sequentially.

Key Werner Logistics Segment Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2025	2024	Y/Y Change	2025	2024	Y/Y Change
Total revenues	$207,543	$213,169	(3)%	$856,863	$831,337	3%
Operating expenses:
Purchased transportation expense	179,759	181,735	(1)%	734,859	707,493	4%
Other operating expenses	27,975	30,191	(7)%	115,328	124,725	(8)%
Total operating expenses	207,734	211,926	(2)%	850,187	832,218	2%
Operating income (loss)	$(191)	$1,243	(115)%	$6,676	$(881)	(858)%
Operating margin	(0.1)%	0.6%	(70) bps	0.8%	(0.1)%	90 bps
Adjusted operating income (1)	$957	$2,391	(60)%	$11,670	$3,713	214%
Adjusted operating margin (1)	0.5%	1.1%	(60) bps	1.4%	0.4%	100 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in fourth quarter 2025 was $62.3 million compared to $71.0 million in fourth quarter 2024, a decrease of 12%.

Net capital expenditures in fourth quarter 2025 were $69.4 million compared to $28.8 million in fourth quarter 2024, an increase of 141%, due to $35.7 million more in sale of property and equipment in the prior year. We continue to prioritize business reinvestment in safe and modern equipment, including trucks and trailers, as well as in technology, our terminal network and our talent. The average ages of our truck and trailer fleets were 2.7 years and 5.6 years, respectively, as of December 31, 2025. Maintaining a low-age, modern fleet improves our driver experience and results in more effective equipment maintenance, safety and fuel efficiency.

Gains on sales of property and equipment in fourth quarter 2025 were $2.4 million, or $0.03 per share, compared to $6.5 million, or $0.07 per share, in fourth quarter 2024. Gains in fourth quarter 2024 included $5.1 million gain from selling a parcel of real estate, which is adjusted out of income for purposes of non-GAAP measures. Excluding the gain on real estate, gains on sale of used equipment were up year-over-year by $1.0 million or 77%, driven by a change in the mix of equipment sold. Year over year, we sold 45% and 47% fewer tractors and trailers, respectively, and realized lower average unit gains on tractors and higher average unit gains on trailers. Gains on sales of property and equipment are reflected as a reduction of other operating expenses in our income statement.

We did not repurchase shares of our common stock in fourth quarter 2025. As of December 31, 2025, we had 5.0 million shares remaining under our share repurchase authorization.

As of December 31, 2025, we had $59.9 million of cash and cash equivalents and $1.4 billion of stockholders’ equity. Total debt outstanding was $752.0 million at December 31, 2025. After considering

Werner Enterprises, Inc. - Release of February 5, 2026

letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of December 31, 2025 of $702.0 million.

On January 27, 2026 we closed on the acquisition of FirstFleet, a top 11 pure play dedicated trucking company in North America. We hosted a call and presentation on January 28th. Refer to the press release and presentation relating to this announcement. The total purchase price was $282.8 million, consisting of $245.0 million for the operating company and $37.8 million for acquired real estate. The transaction was funded with a combination of cash on hand and incremental debt, which included additional borrowing from our revolving credit facility and the assumption of First Fleet capital leases at closing. As of January 31, 2026, total borrowings under our revolver and accounts receivable securitization facility were $884.6 million, representing an increase of $132.6 million versus December 31, 2025. Assumed capital leases at closing were estimated at $57.0 million, resulting in a total estimated increase in debt of $189.7 million during the month of January 2026.

Introducing 2026 Guidance

	2025 Actual (as of 12/31/25)	2026 Guidance (including FirstFleet) (as of 2/5/26)
TTS average truck count	(2.4)% (2025)	23% to 28% (2026)
Net capital expenditures	$163M (2025)	$185M to $225M (2026)
TTS Guidance
Dedicated RPTPW (1) growth	Flat (2025)	(1)% to 2% (2026)
One-Way Truckload RPTM (1) growth	(0.1)% (4Q25 vs. 4Q24)	Flat to 3% (1H26 vs. 1H25)
Assumptions
Effective income tax rate	20.8% (4Q25)	25.5% to 26.5% (2026)
(1) Net of fuel surcharge revenues

Werner Enterprises, Inc. - Release of February 5, 2026

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss fourth quarter 2025 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 504-9718 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on February 5, 2026 at approximately 6:00 p.m. CT through March 5, 2026 by dialing (855) 669-9658 (domestic) or (412) 317-0088 (international) and using the access code 4958876. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2025 revenues of $3.0 billion, a modern truck and trailer fleet, over 12,000 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner® provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. Werner embraces inclusion as a core value and manages key risks and opportunities through a balanced sustainability strategy.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of February 5, 2026

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Operating revenues	$737,635	100.0	$754,679	100.0	$2,974,396	100.0	$3,030,258	100.0
Operating expenses:
Salaries, wages and benefits	238,429	32.3	251,385	33.3	1,000,825	33.7	1,034,877	34.1
Fuel	60,249	8.2	60,907	8.1	247,801	8.3	275,413	9.1
Supplies and maintenance	60,416	8.2	60,750	8.0	248,212	8.3	246,061	8.1
Taxes and licenses	21,839	3.0	23,007	3.0	90,472	3.0	97,230	3.2
Insurance and claims	40,969	5.6	49,461	6.6	115,993	3.9	145,398	4.8
Depreciation and amortization	73,331	9.9	71,879	9.5	286,321	9.6	290,405	9.6
Rent and purchased transportation	225,288	30.5	218,861	29.0	902,825	30.4	844,870	27.9
Communications and utilities	3,809	0.5	4,176	0.6	15,863	0.5	17,195	0.6
Restructuring and impairment	44,225	6.0	—	—	44,225	1.5	—	—
Other	4,891	0.7	899	0.1	10,202	0.4	12,661	0.4
Total operating expenses	773,446	104.9	741,325	98.2	2,962,739	99.6	2,964,110	97.8
Operating income (loss)	(35,811)	(4.9)	13,354	1.8	11,657	0.4	66,148	2.2
Other expense (income):
Interest expense	10,228	1.4	11,128	1.5	39,053	1.3	39,212	1.3
Interest income	(1,293)	(0.2)	(1,593)	(0.2)	(5,634)	(0.2)	(6,898)	(0.2)
Loss (gain) on investments in equity securities	71	—	(8,157)	(1.1)	68	—	(7,930)	(0.3)
Earnings from equity method investment	(103)	—	(535)	(0.1)	(656)	—	(556)	—
Other	(128)	—	19	—	(385)	—	(162)	—
Total other expense, net	8,775	1.2	862	0.1	32,446	1.1	23,666	0.8
Income (loss) before income taxes	(44,586)	(6.1)	12,492	1.7	(20,789)	(0.7)	42,482	1.4
Income tax expense (benefit)	(9,270)	(1.3)	910	0.1	2,209	0.1	8,912	0.3
Net income (loss)	(35,316)	(4.8)	11,582	1.6	(22,998)	(0.8)	33,570	1.1
Net loss attributable to noncontrolling interest	7,528	1.0	309	—	8,599	0.3	663	—
Net income (loss) attributable to Werner	$(27,788)	(3.8)	$11,891	1.6	$(14,399)	(0.5)	$34,233	1.1
Diluted shares outstanding	59,849		62,079		60,607		62,662
Diluted earnings (loss) per share	$(0.46)		$0.19		$(0.24)		$0.55

Werner Enterprises, Inc. - Release of February 5, 2026

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	December 31, 2025	December 31, 2024
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$59,922	$40,752
Accounts receivable, trade, less allowance of $7,646 and $7,169, respectively	394,933	391,684
Other receivables	20,398	26,137
Inventories and supplies	12,104	14,183
Prepaid expenses	57,184	53,690
Assets held for sale	32,643	—
Other current assets	33,735	15,327
Total current assets	610,919	541,773
Property and equipment	2,901,984	2,941,495
Less – accumulated depreciation	1,111,480	1,007,259
Property and equipment, net	1,790,504	1,934,236
Goodwill	129,104	129,104
Intangible assets, net	44,603	76,407
Other non-current assets (1)	311,614	370,717
Total assets	$2,886,744	$3,052,237

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$95,084	$112,429
Current portion of long-term debt	—	20,000
Insurance and claims accruals	99,827	93,710
Accrued payroll	51,442	54,560
Accrued expenses	16,199	18,745
Other current liabilities	52,232	56,305
Total current liabilities	314,784	355,749
Long-term debt, net of current portion	752,000	630,000
Other long-term liabilities	52,550	66,173
Insurance and claims accruals, net of current portion (1)	112,126	236,923
Deferred income taxes	264,279	269,516
Total liabilities	1,495,739	1,558,361
Temporary equity - redeemable noncontrolling interest	28,113	37,944
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 59,869,405 and 61,850,434 shares outstanding, respectively	805	805
Paid-in capital	144,641	137,889
Retained earnings	1,904,572	1,952,775
Accumulated other comprehensive loss	(16,075)	(18,437)
Treasury stock, at cost; 20,664,131 and 18,683,102 shares, respectively	(671,051)	(617,100)
Total stockholders’ equity	1,362,892	1,455,932
Total liabilities, temporary equity and stockholders’ equity	$2,886,744	$3,052,237
(1) Under the terms of our insurance policies, we were the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we had recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheet as of December 31,2024. On June 27, 2025, the Texas Supreme Court reversed the verdict and rendered a judgment in our favor, effectively ending the case in our favor. As a result of the Texas Supreme Court’s verdict, we reversed the $79.2 million receivable and corresponding liability of the same amount in June 2025. In June 2025, we also reversed a $45.7 million liability (including interest) we had recorded in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheet.

Werner Enterprises, Inc. - Release of February 5, 2026

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Capital expenditures	$69,446	$28,782	$162,746	$234,887
Cash flow from operations	$62,291	$71,034	$181,830	$329,734
Return on assets (annualized)	(4.8)%	1.5%	(0.8%)	1.1%
Return on equity (annualized)	(9.9)%	3.1%	(1.6%)	2.2%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Truckload Transportation Services	$512,636	$527,295	$2,051,944	$2,138,293
Werner Logistics	207,543	213,169	856,863	831,337
Other (1)	17,169	17,338	72,553	72,456
Corporate	609	724	2,333	2,601
Subtotal	737,957	758,526	2,983,693	3,044,687
Inter-segment eliminations (2)	(322)	(3,847)	(9,297)	(14,429)
Total	$737,635	$754,679	$2,974,396	$3,030,258
Operating Income (Loss)
Truckload Transportation Services	$(32,915)	$11,721	$16,426	$75,166
Werner Logistics	(191)	1,243	6,676	(881)
Other (1)	(691)	(1,319)	(1,956)	(3,474)
Corporate	(2,014)	1,709	(9,489)	(4,663)
Total	$(35,811)	$13,354	$11,657	$66,148

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of February 5, 2026

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Chg	2025	2024	% Chg
Truckload Transportation Services segment
Average trucks in service	7,340	7,495	(2.1)%	7,437	7,619	(2.4)%
Average revenues per truck per week (1)	$4,689	$4,707	(0.4)%	$4,611	$4,635	(0.5)%
Total trucks (at quarter end)
Company	6,785	7,155	(5.2)%	6,785	7,155	(5.2)%
Independent contractor	315	295	6.8%	315	295	6.8%
Total trucks	7,100	7,450	(4.7)%	7,100	7,450	(4.7)%
Total trailers (at quarter end)	25,480	25,495	(0.1)%	25,480	25,495	(0.1)%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$155,848	$169,901	(8.3)%	$633,853	$672,598	(5.8)%
Average trucks in service	2,386	2,659	(10.3)%	2,573	2,695	(4.5)%
Total trucks (at quarter end)	2,250	2,610	(13.8)%	2,250	2,610	(13.8)%
Average percentage of empty miles	16.22%	16.11%	0.7%	15.83%	15.25%	3.8%
Average revenues per truck per week (1)	$5,024	$4,915	2.2%	$4,737	$4,799	(1.3)%
Average % change YOY in revenues per total mile (1)	(0.1)%	3.3%		0.8%	(1.2)%
Average % change YOY in total miles per truck per week	2.3%	1.7%		(2.1)%	7.6%
Average completed trip length in miles (loaded)	574	571	0.5%	572	582	(1.7)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$291,619	$288,797	1.0%	$1,149,550	$1,163,983	(1.2)%
Average trucks in service	4,954	4,836	2.4%	4,864	4,924	(1.2)%
Total trucks (at quarter end)	4,850	4,840	0.2%	4,850	4,840	0.2%
Average revenues per truck per week (1)	$4,541	$4,593	(1.1)%	$4,548	$4,546	—%
Werner Logistics segment
Average trucks in service	25	22	13.6%	23	22	4.5%
Total trucks (at quarter end)	27	18	50.0%	27	18	50.0%
Total trailers (at quarter end)	3,300	3,170	4.1%	3,300	3,170	4.1%
Total containers (at quarter end)	375	200	87.5%	375	200	87.5%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated

Werner Enterprises, Inc. - Release of February 5, 2026

by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(35,811)	(4.9)%	$13,354	1.8%	$11,657	0.4%	$66,148	2.2%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	1,511	0.2%	(44,151)	(1.5)%	4,460	0.1%
Litigation settlement (3)	—	—%	—	—%	21,413	0.7%	—	—%
Restructuring and impairment (4)	44,225	6.0%	—	—%	44,225	1.5%	—	—%
Amortization of intangible assets (5)	2,517	0.3%	2,517	0.3%	10,070	0.3%	10,070	0.3%
Contingent consideration adjustment (6)	—	—%	—	—%	(7,921)	(0.3)%	—	—%
Severance expense (7)	—	—%	—	—%	1,300	0.1%	—	—%
Acquisition expenses (8)	388	0.1%	—	—%	388	—%	—	—%
Gain on sale of real estate (9)	—	—%	(5,135)	(0.7)%	—	—%	(6,965)	(0.2)%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$11,319	1.5%	$12,247	1.6%	$36,981	1.2%	$73,713	2.4%

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
Non-GAAP Adjusted Net Income (Loss) Attributable to Werner and Non-GAAP Adjusted Diluted Earnings (Loss) Per Share (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to Werner and diluted earnings (loss) per share – (GAAP)	$(27,788)	$(0.46)	$11,891	$0.19	$(14,399)	$(0.24)	$34,233	$0.55
Non-GAAP adjustments:
Insurance and claims (2)	—	—	1,511	0.02	(44,151)	(0.73)	4,460	0.07
Litigation settlement (3)	—	—	—	—	21,413	0.35	—	—
Restructuring and impairment, net of amount attributable to noncontrolling interest (4)	37,470	0.62	—	—	37,470	0.62	—	—
Amortization of intangible assets, net of amount attributable to noncontrolling interest (5)	2,345	0.04	2,345	0.04	9,382	0.15	9,382	0.15
Contingent consideration adjustment (6)	—	—	—	—	(7,921)	(0.13)	—	—
Severance expense (7)	—	—	—	—	1,300	0.02	—	—
Acquisition expenses (8)	388	—	—	—	388	0.01	—	—
Gain on sale of real estate (9)	—	—	(5,135)	(0.08)	—	—	(6,965)	(0.11)
Loss (gain) on investments in equity securities (10)	71	—	(8,157)	(0.13)	68	—	(7,930)	(0.13)
Loss (earnings) from equity method investment (11)	(103)	—	(535)	(0.01)	(656)	(0.01)	(556)	(0.01)
Income tax effect of above adjustments (12)	(9,119)	(0.15)	2,827	0.05	(3,925)	(0.06)	456	0.01
Non-GAAP adjusted net income (loss) attributable to Werner and non-GAAP adjusted diluted earnings (loss) per share	$3,264	$0.05	$4,747	$0.08	$(1,031)	$(0.02)	$33,080	$0.53

Werner Enterprises, Inc. - Release of February 5, 2026

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$	$	$
Operating revenues – (GAAP)	$737,635	$754,679	$2,974,396	$3,030,258
Non-GAAP adjustment:
Trucking fuel surcharge (13)	(57,396)	(57,565)	(229,894)	(263,263)
Non-GAAP Operating revenues, net of fuel surcharge	$680,239	$697,114	$2,744,502	$2,766,995
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(32,915)	(6.4)%	$11,721	2.2%	$16,426	0.8%	$75,166	3.5%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	1,511	0.3%	(44,151)	(2.2)%	4,460	0.2%
Litigation settlement (3)	—	—%	—	—%	21,413	1.0%	—	—%
Restructuring and impairment (4)	44,225	8.6%	—	—%	44,225	2.2%	—	—%
Amortization of intangible assets (5)	1,369	0.3%	1,369	0.3%	5,476	0.3%	5,476	0.3%
Contingent consideration adjustment (6)	—	—%	—	—%	(7,921)	(0.4)%	—	—%
Severance expense (7)	—	—%	—	—%	900	0.1%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$12,679	2.5%	$14,601	2.8%	$36,368	1.8%	$85,102	4.0%

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$545,551	106.4%	$515,574	97.8%	$2,035,518	99.2%	$2,063,127	96.5%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	(1,511)	(0.3)%	44,151	2.2%	(4,460)	(0.2)%
Litigation settlement (3)	—	—%	—	—%	(21,413)	(1.0)%	—	—%
Restructuring and impairment (4)	(44,225)	(8.6)%	—	—%	(44,225)	(2.2)%	—	—%
Amortization of intangible assets (5)	(1,369)	(0.3)%	(1,369)	(0.3)%	(5,476)	(0.3)%	(5,476)	(0.3)%
Contingent consideration adjustment (6)	—	—%	—	—%	7,921	0.4%	—	—%
Severance expense (7)	—	—%	—	—%	(900)	(0.1)%	—	—%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$499,957	97.5%	$512,694	97.2%	$2,015,576	98.2%	$2,053,191	96.0%

Werner Enterprises, Inc. - Release of February 5, 2026

	Three Months Ended December 31,		Year Ended December 31,
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2025	2024	2025	2024
	$	$	$	$
Operating revenues – (GAAP)	$512,636	$527,295	$2,051,944	$2,138,293
Less: Trucking fuel surcharge (13)	(57,396)	(57,565)	(229,894)	(263,263)
Operating revenues, net of fuel surcharge – (Non-GAAP)	455,240	469,730	1,822,050	1,875,030
Operating expenses – (GAAP)	545,551	515,574	2,035,518	2,063,127
Non-GAAP adjustments:
Trucking fuel surcharge (13)	(57,396)	(57,565)	(229,894)	(263,263)
Insurance and claims (2)	—	(1,511)	44,151	(4,460)
Litigation settlement (3)	—	—	(21,413)	—
Restructuring and impairment (4)	(44,225)	—	(44,225)	—
Amortization of intangible assets (5)	(1,369)	(1,369)	(5,476)	(5,476)
Contingent consideration adjustment (6)	—	—	7,921	—
Severance expense (7)	—	—	(900)	—
Non-GAAP adjusted operating expenses, net of fuel surcharge	442,561	455,129	1,785,682	1,789,928
Non-GAAP adjusted operating income	$12,679	$14,601	$36,368	$85,102
Non-GAAP adjusted operating margin, net of fuel surcharge	2.8%	3.1%	2.0%	4.5%
Non-GAAP adjusted operating ratio, net of fuel surcharge	97.2%	96.9%	98.0%	95.5%
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$207,543	100.0%	$213,169	100.0%	$856,863	100.0%	$831,337	100.0%
Non-GAAP adjustment:
Purchased transportation expense (14)	(179,759)	(86.6)%	(181,735)	(85.3)%	(734,859)	(85.8)%	(707,493)	(85.1)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$27,784	13.4%	$31,434	14.7%	$122,004	14.2%	$123,844	14.9%

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(191)	(0.1)%	$1,243	0.6%	$6,676	0.8%	$(881)	(0.1)%
Non-GAAP adjustments:
Amortization of intangible assets (5)	1,148	0.6%	1,148	0.5%	4,594	0.5%	4,594	0.5%
Severance expense (7)	—	—%	—	—%	400	0.1%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$957	0.5%	$2,391	1.1%	$11,670	1.4%	$3,713	0.4%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income (loss); GAAP operating margin; GAAP net income (loss) attributable to Werner; GAAP diluted earnings (loss) per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) Prior to second quarter 2025, we accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident was $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeded the jury verdict amount. We continued to accrue pre-tax insurance and claims expense for interest at $0.5 million per month (excluding months where the plaintiffs requested an extension of time to respond to our petition for review) until our appeal was finalized in our favor during second quarter 2025. Upon finalization of the appeal, we reversed a $45.7 million liability (including interest) through insurance and claims expense on the income statement. Management believes excluding the effect of these items provides a more useful comparison of our performance from period to period. These items are included in our Truckload Transportation Services segment.

Werner Enterprises, Inc. - Release of February 5, 2026

(3) In October 2025, we reached an agreement with the plaintiffs in the consolidated class action lawsuits entitled Abarca et al. v. Werner in the United States District Court for the District of Nebraska, to settle these cases for a combined $18 million. The settlement was approved by the court. An accrual for this settlement was recorded in third quarter 2025, and is included in salaries, wages and benefits in our income statement. We also incurred legal fees of $3.4 million related to this litigation during third quarter 2025, which is recorded in other operating expenses in our income statement. Management believes excluding the effect of these items provides a more useful comparison of our performance from period to period. These items are included in our Truckload Transportation Services segment.

(4) Restructuring and impairment expense are excluded because management does not believe these costs are indicative of our core operating performance. These costs are included in our Truckload Transportation Services segment.

(5) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe the expense is indicative of our core operating performance. This expense is included in our Truckload Transportation Services and Werner Logistics segments.

(6) Contingent consideration, also referred to as earnout, adjustments related to our business acquisitions are excluded because management does not believe these adjustments are indicative of our core operating performance. These adjustments are recorded in other operating expenses in our income statement and are included in our Truckload Transportation Services segment.

(7) Severance expense is excluded because management does not believe the expense is indicative of our core operating performance. This expense is included in salaries, wages and benefits in our income statement and is included in our Truckload Transportation Services and Werner Logistics segments.

(8) We incurred business acquisition-related expenses including legal and professional fees. Acquisition-related expenses are excluded as management believes these expenses are not representative of the costs of managing our on-going business. These expenses are included within other operating expenses in our income statement and in Corporate operating income in our Segment Information table.

(9) During 2024, we sold three parcels of real estate which resulted in $7.0 million of net pre-tax gains. Management believes excluding the effect of these unusual and infrequent items provides a more useful comparison of our performance from period to period. The net pre-tax gains are included within other operating expenses in our income statement and in Corporate operating income in our Segment Information table.

(10) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our income statement.

(11) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our income statement.

(12) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2025 has been updated to reflect the annual incremental income tax rate.

(13) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.

(14) Management believes excluding purchased transportation expense from Werner Logistics operating revenues provides a useful measurement of our ability to source and sell services provided by third parties.